UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

FITWAYVITAMINS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54204	27-0938396
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

c/o Chongquing Zhongbao Investment Group Limited Liability Company No. 7 Minsheng Road, Yuzhong District Chongqing The People’s Republic of China	400010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 023-86118735

                                                 N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 10, 2011, the Audit Committee of the Board of Directors (the “Audit Committee”) of FITWAYVITAMINS, Inc. (the “Company”) decided to change its independent registered public accounting firm and, accordingly, dismissed De Joya Griffith & Company, LLC (“DJG”).  Also, effective March 10, 2011, the Audit Committee approved the engagement of Friedman LLP (“Friedman”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011, subject to Friedman’s completion of its client acceptance process.  On March 11, 2011, Friedman informed the Company that they had completed this process.

During the fiscal years ended October 31, 2010 and October 31, 2009, and the subsequent interim period through the date of the filing of this Current Report on Form 8-K, the Company had (i) no disagreements with DJG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to DJG’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period, except for the existence of material weaknesses in internal control over financial reporting discussed below.

As previously disclosed, during 2010, the matters involving internal controls and procedures that management of the Company considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee and lack of a majority of outside directors on the Company's board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (2) inadequate segregation of duties consistent with control objectives; (3) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of U.S. generally accepted accounting principles (“GAAP”) and disclosure requirements of the Securities and Exchange Commission (the “SEC”); (4) ineffective controls over period end financial disclosure and reporting processes; and (5) the Company funds received in sale of registered shares that were transferred to the personal account of the then chief executive officer of the Company instead of the bank account of the Company.  The Board of Directors has discussed these matters with DJG.  The Company has authorized DJG to respond fully to the inquiries of Friedman concerning these matters.

Management believes that the material weaknesses set forth in items (2), (3), (4) and (5) above did not have an affect on the Company’s financial results.  However, management believes that the lack of a functioning audit committee and lack of a majority of outside directors on the Company’s board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures, can result in a material misstatement in our financial statements for future years.

The Company is committed to improving its financial organization.  As part of this commitment, the Company will seek to create a position to segregate duties consistent with control objectives and will increase our personnel resources and technical accounting expertise within the accounting function including: (i) appointing one or more outside directors to our board of directors who shall be appointed to the audit committee of the Company resulting in a fully functioning audit committee who will undertake the oversight in the establishment and monitoring of required internal controls and procedures; (ii) preparing and implementing sufficient written policies and checklists which will set forth procedures for accounting and financial reporting with respect to the requirements and application of U.S. GAAP and SEC disclosure requirements; and (iii) opening of a bank account for the Company with any financial institution as decided by the board.

Management believes that the appointment of one or more outside directors, who shall be appointed to a fully functioning audit committee, will remedy the lack of a functioning audit committee and a lack of a majority of outside directors on the Company’s board.  In addition, management believes that preparing and implementing sufficient written policies and checklists will remedy the following material weaknesses: (a) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements; and (b) ineffective controls over period end financial close and reporting processes.  Further, management believes that the hiring of additional personnel who have the technical expertise and knowledge will result proper segregation of duties and provide more checks and balances within the department.  Additional personnel will also provide the cross training needed to support the Company if personnel turn over issues within the department occur.  We believe that these actions coupled with the appointment of additional outside directors will greatly decrease any control and procedure issues the company may encounter in the future.

DJG’s reports on the Company’s financial statements for the fiscal years ended October 31, 2010 and October 31, 2009 do not contain any adverse opinion or disclaimer of opinion, nor are qualified or modified as to uncertainty, audit scope or accounting principles, except for a modified explanatory paragraph expressing substantial doubt as to the Company’s ability to continue as a going concern discussed below.

Prior to its acquisition of  China Dahua Group International Holdings Property Ltd., the Company did not have material assets, nor did it have operations or a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern.  The Company had a deficit accumulated since inception (September 10, 2009) through October 31, 2010 of ($37,678).  At the time the report was issued by DJG, the ability of the Company to continue as a going concern was dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raised substantial doubt as to the Company’s ability to continue as a going concern.  The financial statements referenced above do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might result from this uncertainty.  The Company had been funding its initial operations by way of issuing shares to its founder.  As of October 31, 2010, the Company had issued 10,000,000 shares to its founder at $0.001 per share for net funds to the Company of $10,000 and 285,205 shares at $0.03 for $8,556.

During the fiscal years ended October 31, 2010 and October 31, 2009, and the subsequent interim period through the original date of the filing of this Current Report on Form 8-K, neither the Company nor anyone on its behalf has consulted with Friedman regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, (iii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iv) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided DJG a copy of the disclosures it is making in this Current Report on Form 8-K prior to filing with the SEC and requested that DJG furnish the Company with a letter addressed to the SEC stating whether or not DJG agrees with the above statements.  A copy of such letter, dated April 5, 2011, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits:

16.1	Letter, dated April 5, 2011, of De Joya Griffith & Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 5, 2011	FITWAYVITAMINS, INC.

	By:	/s/ Haoji Xia
Haoji Xia
Chairman, President, Chief Executive Officer, Chief Financial Officer and Secretary